News Release

ADDRESS:
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Linda Hayes
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fcx.com | NYSE: FCX

COPPER AT OUR CORE

Freeport Provides
Third-Quarter 2026 Operational Update

- *Third-quarter 2026 consolidated copper and gold production approximated expectations*
- *Third-quarter 2026 consolidated copper sales expected to approximate July estimates; consolidated gold sales impacted by timing in Indonesia*
- *Mining operations in the Grasberg minerals district proceeding in line with expectations*
- *Operations at PTFI's smelter re-commenced in late August 2026*
- *Positioned for future growth*

PHOENIX, AZ, October 2, 2026 - Freeport (NYSE: FCX) today provided an update on its third-quarter 2026 operating results.

CONSOLIDATED RESULTS

Third-quarter 2026 consolidated copper production of approximately 830 million pounds was in line with expectations, with slightly better results from international operations offsetting slightly lower production in the U.S.

Third-quarter 2026 consolidated gold production of approximately 230 thousand ounces approximated expectations. Changes in the timing of gold sales at PT Freeport Indonesia (PTFI) resulted in the deferral of approximately 60 thousand ounces of refined gold from third-quarter 2026 to fourth-quarter 2026.

FCX expects its consolidated copper sales for third-quarter 2026 to approximate its July 2026 estimate of 750 million pounds. FCX expects consolidated gold sales for third-quarter 2026 to approximate 100 thousand ounces, which is below its July 2026 estimate reflecting the impact of deferred gold sales.

Consolidated unit net cash costs (net of by-product credits and excluding idle facility and restoration costs associated with the phased ramp-up of the Grasberg Block Cave underground mine) for third-quarter 2026 are currently expected to be approximately 5% above the July 2026 estimate of $2.00 per pound of copper, principally reflecting lower by-product credits resulting from the impact of deferred gold sales.

FCX estimates its third-quarter 2026 consolidated average realized price to exceed $6.50 per pound of copper.

The U.S. operations experienced lower than planned operating rates in third-quarter 2026 associated with an increased frequency of localized flooding, power outages and strong winds. In Indonesia, abnormally dry weather conditions have been generally favorable for mining but present various challenges in the milling process which are being actively managed with limited impact to date.

FREEPORT
FOREMOST IN COPPER

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{N4163160.1} 2 GRASBERG UPDATE Significant progress continued for the phased ramp-up of the Grasberg Block Cave underground mine. During third-quarter 2026, mill throughput averaged approximately 140,000 metric tons of ore per day (approximating 67% of normalized rates prior to the September 2025 incident), including approximately 70,000 metric tons of ore per day from the Grasberg Block Cave. Upgrades to the material handling system at the Grasberg Block Cave haulage level are progressing toward completion by early 2027, and preparations continue for the targeted restart of production from Production Block 1S by mid-2027. FCX continues to expect to reach 80% of capacity in mid-2027 and approach full capacity by year-end 2027. PTFI’s smelter in Eastern Java, which was temporarily suspended following the September 2025 Grasberg incident, successfully re-commenced operations in late August 2026. Ramp-up activities are proceeding in line with expectations. A recent video highlighting the operation is available on fcx.com. PTFI has combined smelting capacity, including PT Smelting, to produce up to approximately 800,000 metric tons of cathode per annum and a precious metals refinery capable of processing all of PTFI’s gold production. FUTURE GROWTH FCX is strongly positioned for future growth opportunities with ongoing progress on the Grasberg recovery, innovation-led growth and potential organic brownfield development opportunities. During third-quarter 2026, FCX continued to progress its America’s Copper ChampionTM growth plans, including advancing projects to scale its innovative leach initiative and finalizing work to reach an investment decision by year-end 2026 to double the capacity of its Bagdad operation in Northwest Arizona. In addition, FCX continues to advance the regulatory process for a potential transformative expansion of its El Abra mine in Chile. FCX plans to release its third-quarter 2026 earnings results before the market opens on Tuesday, October 27, 2026, and will hold a conference call to discuss the results at 10:00 a.m. Eastern Time. FREEPORT: Foremost in Copper FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to business outlook, strategy, goals or targets; restoration and remediation efforts, and phased ramp-up of production and downstream processing following the September 2025 external mud rush incident at PTFI’s Grasberg Block Cave underground mine and the anticipated impact on our business, production, sales, results of operations and operating plans; ore grades and milling rates; production and sales volumes; unit net cash costs; timing of sales of inventoried production; improvements in operating procedures and technology innovations and applications; development and production activities, rates and costs; future organic growth opportunities and investment decisions; and the impact of copper and gold price changes. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” “potential" and any similar expressions are intended to identify those assertions as forward-looking statements.

{N4163160.1} 3 FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; changes in export duties and tariff rates; production rates; timing of shipments and sales; reduced customer demand or capacity; changes in the terms of arrangements or contracts; PTFI’s ability to repair mud rush incident-related damage, implement enhanced operating procedures, safely restart with a phased ramp-up and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory production; weather- and climate-related risks; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. The operational estimates in this press release are subject to further changes upon completion of FCX’s normal quarterly closing process and procedures. # # #